FOR IMMEDIATE RELEASE	Exhibit 99.1

Investor and Analyst Contact:	Media Contact:
Michelle Clemente	Gary W. Hanson
(602) 286-1533	(602) 286-1777

Jeffrey S. Beyersdorfer
(602) 286-1530

WESTERN REFINING LOGISTICS, LP
REPORTS THIRD QUARTER 2015 RESULTS

• Net income of $16.5 million; EBITDA of $27.7 million, up 72% from Q3 2014
• Increased quarterly distribution to $0.3825 per unit, a 20% increase vs Q3 2014
• Increased Permian/Delaware Basin crude oil volume to 83,000 bpd, up 60% vs Q3 2014
• Completed TexNew Mex pipeline acquisition in October
EL PASO, Texas - November 3, 2015 - Western Refining Logistics, LP (NYSE: WNRL) reported third quarter 2015 net income of $16.5 million, or $0.35 per common limited partner unit, which compares to $0.27 per common limited partner unit in the third quarter of 2014. Third quarter 2015 EBITDA was $27.7 million and distributable cash flow was $18.6 million; this compares to $16.1 million and $15.4 million, respectively, for the third quarter of 2014.
“The third quarter was another solid quarter for us," said WNRL Chief Executive Officer and President Jeff Stevens. “We are pleased with continued growth in the Delaware Basin and Four Corners area, and the strong volumes on the TexNew Mex pipeline. This growth in our logistics business, combined with the solid performance of our wholesale business, allowed us to deliver another great quarter.”
On October 30, the board of directors declared a quarterly cash distribution for the third quarter of 2015 of $0.3825 per unit, or $1.53 per unit on an annualized basis. This distribution represents a 5% increase over the second quarter 2015 distribution of $0.3650 per unit, and a 20% increase over the third quarter 2014 distribution.
On November 2, WNRL announced that it had completed the acquisition of WNR's remaining portion of the TexNew Mex pipeline for $180 million and the issuance of a new class of WNRL partnership interests to WNR.

Stevens concluded, “We are excited about the TexNew Mex acquisition and the positive impact it will have on our operations, allowing us to grow pipeline volume and significantly increase EBITDA and distributable cash flow. Going forward, we will continue to focus on growing our business, which will allow us to continue to deliver distribution growth for our unitholders.”

Conference Call Information
On Tuesday, November 3, 2015, at 3:00 p.m. ET, WNRL will hold a webcast and conference call to discuss the reported results and provide an update on partnership operations. The webcast can be accessed at Western Refining Logistics, LP's website, www.wnrl.com. The call can also be heard by dialing (844) 831-3028 or (315) 625-6887, pass code: 43087876. The audio replay will be available two hours after the end of the call through November 17, 2015 by dialing (855) 859-2056 or (404) 537-3406, pass code: 43087876.

About Western Refining Logistics, LP
Western Refining Logistics, LP is principally a fee-based, growth-oriented master limited partnership formed by Western Refining, Inc. (NYSE: WNR) to own, operate, develop and acquire terminals, storage tanks, pipelines and other logistics assets related to the terminalling, transportation and storage of crude oil and refined products. Headquartered in El Paso, Texas, Western Refining Logistics, LP's assets include approximately 675 miles of pipelines, approximately 8.2 million barrels of active storage capacity, distribution of wholesale petroleum products and crude oil trucking.
More information about Western Refining Logistics, LP is available at www.wnrl.com.
Non-GAAP Financial Measures
In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (GAAP), management utilizes non-GAAP measures to facilitate comparisons of past performance. This press release and supporting schedules include the non-GAAP measures Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Distributable Cash Flow. We believe certain investors and financial analysts use EBITDA and Distributable Cash Flow to evaluate WNRL’s financial performance between periods and to compare WNRL's performance to certain competitors. We believe certain investors and financial analysts use Distributable Cash Flow to determine the amount of cash generated from the partnership's operations and available for distribution to its unitholders. These additional financial measures are reconciled from the most directly comparable measures as reported in accordance with GAAP and should be viewed in addition to, and not in lieu of, financial information that we report in accordance with GAAP.
Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements. The forward-looking statements reflect WNRL’s current expectation regarding future events, results or outcomes. The forward-looking statements contained herein include statements about: the TexNew Mex acquisition and its positive impact on WNRL’s operations, including its ability to allow WNRL to grow pipeline volume and significantly increase EBITDA and distributable cash flow; and continued growth of WNRL’s business and distributions to its unitholders. These statements are subject to the general risks inherent in WNRL’s business. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, WNRL’s business and operations involve numerous risks and uncertainties, many of which are beyond its control, which could result in WNRL’s expectations not being realized, or otherwise materially affect WNRL’s financial condition, results of operations, and cash flows. Additional information relating to the uncertainties affecting WNRL’s business is contained in its filings with the Securities and Exchange Commission to which you are referred. The forward-looking statements are only as of the date made. Except as required by law, WNRL does not undertake any obligation to (and expressly disclaims any obligation to) update any forward-looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Results of Operations
The following tables set forth WNRL's summary historical financial and operating data for the periods indicated below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(Unaudited)
	(In thousands, except per unit data)
Revenues:
Fee based:
Affiliate	$51,920	$45,016	$143,460	$129,043
Third-party	787	686	2,089	2,044
Sales based:
Affiliate	158,848	234,485	456,195	660,763
Third-party	462,924	635,532	1,414,632	1,958,816
Total revenues	674,479	915,719	2,016,376	2,750,666
Operating costs and expenses:
Cost of products sold:
Affiliate	156,388	234,485	449,087	660,763
Third-party	445,169	616,757	1,358,197	1,901,022
Operating and maintenance expenses	39,705	37,112	112,697	107,769
General and administrative expenses	5,563	6,388	17,744	17,276
Gain on disposal of assets, net	(13)	(34)	(257)	(16)
Depreciation and amortization	4,983	4,292	14,458	12,898
Total operating costs and expenses	651,795	899,000	1,951,926	2,699,712
Operating income	22,684	16,719	64,450	50,954
Other income (expense):
Interest income	—	4	—	4
Interest expense and other financing costs	(6,204)	(366)	(16,416)	(1,088)
Other, net	16	28	51	103
Net income before income taxes	16,496	16,385	48,085	49,973
Provision for income taxes	(3)	(135)	(354)	(339)
Net income	16,493	16,250	47,731	49,634
Net income attributable to General Partner	—	3,985	—	15,461
Net income attributable to limited partners	$16,493	$12,265	$47,731	$34,173

Net income per limited partner unit:
Common - basic	$0.35	$0.27	$1.01	$0.75
Common - diluted	0.35	0.27	1.01	0.75
Subordinated - basic and diluted	0.35	0.27	1.01	0.75

Weighted average limited partner units outstanding:
Common - basic	24,017	22,811	24,006	22,811
Common - diluted	24,024	22,883	24,024	22,853
Subordinated - basic and diluted	22,811	22,811	22,811	22,811

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(Unaudited)
	(In thousands)
Cash Flow Data
Net cash provided by (used in):
Operating activities	$17,686	$22,943	$65,867	$64,992
Investing activities	(7,446)	(9,199)	(23,568)	(31,301)
Financing activities	(17,418)	(14,030)	(25,225)	(38,583)
Capital expenditures	7,609	5,248	24,021	17,335
Other Data
EBITDA (1)	$27,683	$16,093	$78,959	$45,627
Distributable cash flow (1)	18,648	15,369	57,857	44,833
Balance Sheet Data (at end of period)
Cash and cash equivalents			$71,372	$79,112
Property, plant and equipment, net			191,104	183,036
Total assets			412,033	308,907
Total liabilities			440,091	16,536
Division equity			—	62,242
Partners' capital			(28,058)	230,129
Total liabilities, division equity and partners' capital			412,033	308,907

(1)
We define EBITDA as earnings before interest expense and other financing costs, provision for income taxes and depreciation and amortization. We define Distributable Cash Flow as EBITDA plus the change in deferred revenues, less net cash interest paid, income taxes paid and maintenance capital expenditures.

EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	EBITDA, as we calculate it, may differ from the EBITDA calculations of our affiliates or other companies in our industry, thereby limiting its usefulness as a comparative measure.
EBITDA and Distributable Cash Flow are used as supplemental financial measures by management and by external users of our financial statements, such as investors and commercial banks, to assess:

•	our operating performance as compared to those of other companies in the midstream energy industry, without regard to financial methods, historical cost basis or capital structure;

•	the ability of our assets to generate sufficient cash to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
Distributable Cash Flow is also a quantitative standard used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is, in part, measured by its yield. Yield is based on the amount of cash distributions a partnership can pay to a unitholder.

We believe that the presentation of these non-GAAP measures provides useful information to investors in assessing our financial condition and results of operations. The GAAP measure most directly comparable to EBITDA and Distributable Cash Flow is net income attributable to limited partners. These non-GAAP measures should not be considered as alternatives to net income or any other measure of financial performance presented in accordance with GAAP. EBITDA excludes some, but not all, items that affect net income attributable to limited partners. These non-GAAP measures may vary from those of other companies. As a result, EBITDA and Distributable Cash Flow as presented herein may not be comparable to similarly titled measures of other companies. The calculation of EBITDA and Distributable Cash Flow includes the results of operations for the wholesale segment for the period subsequent to the Wholesale Acquisition through September 30, 2015.
The following table reconciles net income attributable to limited partners to EBITDA for the periods presented and Distributable Cash Flow for the three and nine months ended September 30, 2015 and 2014, respectively. The reconciliation of Distributable Cash Flow to EBITDA for the three and nine months ended September 30, 2015, includes interest accruals related to the 2023 WNRL Senior Notes. Prior to the second quarter of 2015, we calculated Distributable Cash Flows using cash interest paid.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(Unaudited)
	(In thousands)
Net income attributable to limited partners	$16,493	$12,265	$47,731	$34,173
Interest expense and other financing costs	6,204	362	16,416	1,073
Provision for income taxes	3	135	354	339
Depreciation and amortization	4,983	3,331	14,458	10,042
EBITDA	27,683	16,093	78,959	45,627

Change in deferred revenues	(218)	848	2,229	3,422
Interest expense	(5,858)	(230)	(15,491)	(683)
Income taxes paid	(156)	(1)	(737)	(1)
Maintenance capital expenditures	(2,803)	(1,341)	(7,885)	(3,532)
Other	—	—	782	—
Distributable cash flow	$18,648	$15,369	$57,857	$44,833

Logistics Segment

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(Unaudited)
	(In thousands, except key operating statistics)
Statement of Operations Data:
Fee based revenues:
Affiliate	$40,478	$34,914	$110,129	$101,294
Third-party	787	686	2,089	2,044
Total revenues	41,265	35,600	112,218	103,338
Operating costs and expenses:
Operating and maintenance expenses	19,841	17,034	55,162	51,123
General and administrative expenses	303	626	2,168	1,769
Loss on disposal of assets, net	124	—	124	—
Depreciation and amortization	3,837	3,331	11,128	10,042
Total operating costs and expenses	24,105	20,991	68,582	62,934
Operating income	$17,160	$14,609	$43,636	$40,404
Key Operating Statistics:
Pipeline and gathering:
Mainline movements (bpd) (1):
Permian/Delaware Basin system	56,745	27,382	45,784	22,351
Four Corners system	66,602	38,623	54,719	38,483
Gathering (truck offloading) (bpd):
Permian/Delaware Basin system	25,961	24,250	24,207	24,205
Four Corners system	16,487	10,979	13,387	11,187
Pipeline Gathering and Injection system (bpd):
Permian/Delaware Basin system	8,458	1,473	5,353	1,528
Four Corners system	28,841	19,396	23,859	20,822
Tank storage capacity (bbls) (2)	651,545	619,706	630,761	592,131
Terminalling, transportation and storage:
Shipments into and out of storage (bpd) (includes asphalt)	408,787	389,773	396,506	379,261
Terminal storage capacity (bbls) (2)	7,420,754	7,355,432	7,464,236	7,355,432

(1)
Some barrels of crude oil in route to Western's Gallup refinery and Permian/Delaware Basin are transported on more than one of our mainlines. Mainline movements for the Four Corners and Delaware Basin systems include each barrel transported on each mainline. During the second quarter, we began shipping crude oil from the Four Corners system, through a pipeline connection, to the Permian/Delaware system.

(2)	Storage shell capacities represent weighted-average capacities for the periods indicated.

Wholesale Segment

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(Unaudited)
	(In thousands, except key operating stats)
Statement of Operations Data:
Fee based revenues (1):
Affiliate	$11,442	$10,102	$33,331	$27,749
Sales based revenues (1):
Affiliate	158,848	234,485	456,195	660,763
Third-party	462,924	635,532	1,414,632	1,958,816
Total revenues	633,214	880,119	1,904,158	2,647,328
Operating costs and expenses:
Cost of products sold:
Affiliate	156,388	234,485	449,087	660,763
Third-party	445,169	616,757	1,358,197	1,901,022
Operating and maintenance expenses	19,864	20,078	57,535	56,646
General and administrative expenses	2,269	2,887	6,715	8,328
Gain on disposal of assets, net	(137)	(34)	(381)	(16)
Depreciation and amortization	1,146	961	3,330	2,856
Total operating costs and expenses	624,699	875,134	1,874,483	2,629,599
Operating income	$8,515	$4,985	$29,675	$17,729
Key Operating Statistics:
Fuel gallons sold (in thousands)	305,566	289,822	919,808	850,840
Fuel gallons sold to retail (included in fuel gallons sold above) (in thousands)	81,538	68,064	235,824	194,753
Fuel margin per gallon (2)	$0.029	$0.019	$0.031	$0.021
Lubricant gallons sold (in thousands)	2,998	3,071	8,969	9,163
Lubricant margin per gallon (3)	$0.70	$0.83	$0.71	$0.81
Crude oil trucking volume (bpd)	49,620	39,473	47,245	34,610
Average crude oil revenue per barrel	$2.51	$2.78	$2.58	$2.94

(1)
All wholesale fee based revenues are generated through fees charged to Western's refining segment for truck transportation and delivery of crude oil. Affiliate and third-party sales based revenues result from sales of refined products to Western and third-party customers at a delivered price that includes charges for product transportation.

(2)
Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales, net of transportation charges, and cost of fuel sales for our wholesale segment by the number of gallons sold. Fuel margin per gallon is a measure frequently used in the petroleum products wholesale industry to measure operating results related to fuel sales.

(3)
Lubricant margin per gallon is a measurement calculated by dividing the difference between lubricant sales, net of transportation charges, and lubricant cost of products sold by the number of gallons sold. Lubricant margin is a measure frequently used in the petroleum products wholesale industry to measure operating results related to lubricant sales.